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                                                                     Exhibit 4.1

                             AMENDED AND RESTATED
                         EMPLOYEE STOCK PURCHASE PLAN


     THIS AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (the "Plan") was
                                                                  -----
established by SM&A Corporation, a California corporation (the "Company")
                                                                -------
effective as of March 1, 1999 (the "Effective Date").  The Plan has been amended
                                    --------------
and restated as provided herein effective as of July 1, 1999.

                                   ARTICLE 1
                              PURPOSE OF THE PLAN
                              -------------------

     1.1   Purpose.  The Company has determined that it is in its best interest
           -------
to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and the Company's subsidiaries as the Company's Board of Directors (the "Board of
                                                                 --------
Directors") may from time to time designate (each a "Designated Subsidiary," and
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collectively, "Designated Subsidiaries"), may acquire a proprietary interest in
               -----------------------
the Company through the purchase of shares of the Common Stock of the Company

("Company Stock"). The Plan is hereby established by the Company to permit
  -------------
employees to subscribe for, and purchase directly from the Company, shares of the Company Stock at a discount from the market price and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Accordingly, the provisions
                                            ----
of the Plan shall be administered, interpreted, and construed in a matter consistent with the requirements of that section of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

                                   ARTICLE 2
                                  DEFINITIONS
                                  -----------

     2.1   Compensation. "Compensation" means wages, tips, overtime pay,
           ------------   ------------
bonuses, commissions, and other Compensation reported on Form W-2. Compensation shall include any amounts contributed by the Employer pursuant to a salary reduction agreement that is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(g)(3), 402(h)(1)(B), 403(b), 414(h)(2), or 457(b). Compensation excludes the sum of all of the following items, even if otherwise includible in gross income: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits; (iii) moving expenses; (iv) deferred compensation; and (v) welfare benefits.

     2.2   Eligibility Date.  "Eligibility Date" means ninety (90) calendar days
           ----------------    ----------------
from an Employee's initial date of employment with the Company or any of its Designated Subsidiaries.

     2.3   Employee. "Employee" means each person currently employed by the
           --------   --------
Company or any of its Designated Subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any Designated Subsidiary and excluding any persons employed by the Company or any Designated Subsidiary on a part-time or temporary basis.
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     2.4   Enrollment Date.  "Enrollment Date" means the first day of each
           ---------------    ---------------
Offering Period (January 1 and July 1) under the Plan. However, for the first Offering Period, the Enrollment Date shall be July 1, 1999 and shall extend through July 31, 1999.

     2.5   Five Percent (5%) Owner.  "5% Owner" means an Employee who,
           -----------------------    --------
immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

     2.6   Offering Period.  "Offering Period" means the six-month periods from
           ---------------    ---------------
January 1 through June 30 and July 1 through December 31 of each Plan Year. The first Offering Period shall commence on July 1, 1999 and shall end December 31, 1999.

     2.7   Participant.  "Participant" means an Employee who has satisfied the
           -----------    -----------
eligibility requirements of Section 3.1 and has become a participant in the Plan
                            -----------
in accordance with Section 3.2.
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     2.8   Plan Year.  "Plan Year" means the twelve consecutive month period
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ending on the last day of December.

     2.9   Purchase Date.  "Purchase Date" means the last day of each Offering
           -------------    -------------
Period (June 30 or December 31).


                                   ARTICLE 3
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.1   Eligibility.  Subject to limitations imposed by Section 423(b) of the
           -----------
Code, each Employee of the Company or any Designated Subsidiary may become a Participant in the Plan on the Enrollment Date coincident with or next following the Eligibility Date.

     3.2   Participation.  An Employee who has satisfied the eligibility
           -------------
requirements of Section 3.1 may become a Participant in the Plan upon his
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completion and delivery to the Human Resources Department of the Company of a
stock purchase agreement provided by the Company (the "Stock Purchase
                                                       --------------
Agreement") authorizing payroll deductions.  Payroll deductions for a
---------
Participant shall commence on the Enrollment Date coincident with or next following the filing of the Participant's Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock
                               ---------
Purchase Agreement providing for a change in the Participant's payroll deduction rate in accordance with Section 5.2.
                        -----------

     3.3   Special Rules.  Under no circumstances shall:
           -------------

           (a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

           (b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. "Aggregate
                                                                    ---------
     Maximum" means an amount equal
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     to $20,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Enrollment Date) during each calendar year; or

           (c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 5,000 shares, subject to periodic adjustments under Section 10.4.
                       ------------


                                   ARTICLE 4
                                OFFERING PERIOD
                                ---------------

     The initial grant of the right to purchase Company Stock under the Plan shall occur on July 1, 1999 and terminate on December 31, 1999. Thereafter, the Plan shall provide for Offering Periods commencing on each Enrollment Date and terminating on the next following Purchase Date.


                                   ARTICLE 5
                              PAYROLL DEDUCTIONS
                              ------------------

     5.1   Participant Election.  Upon completion of the Stock Purchase
           --------------------
Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next payroll period and shall continue until terminated or altered in accordance with Section 5.2 below.
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     5.2   Changes in Election.  A Participant may terminate participation in
           -------------------
the Plan at any time prior to the close of an Offering Period as provided in
Article 8.  A Participant may increase or decrease the rate of payroll
---------
deductions once during each Offering Period by completing and delivering to the Human Resources Department of the Company a new Stock Purchase Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Human Resources Department a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Stock Purchase Agreement.

     5.3   Participant Accounts.  The Company shall establish and maintain a
           --------------------
separate account ("Account") for each Participant.  The amount of each
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Participant's payroll deductions shall be credited to his / her Account.  No interest will be paid or allowed on amounts credited to a Participant's Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.


                                   ARTICLE 6
                           GRANT OF PURCHASE RIGHTS
                           ------------------------

     6.1   Right to Purchase Shares.  On each Purchase Date, each Participant
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shall have the right to purchase at the price determined under Section 6.2 that
                                                               -----------
number of whole shares of Company
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Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3.
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In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, such amounts shall remain in the Participant's Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

     6.2   Purchase Price.  The purchase price for any Offering Period shall be
           --------------
the lesser of:

           (a) 85% of the Fair Market Value of Company Stock on the Enrollment Date; or

           (b)  85% of the Fair Market Value of Company Stock on the Purchase
     Date.

     6.3   Fair Market Value.  "Fair Market Value" shall be determined as
           -----------------    -----------------
follows:

           (a) If the Company Stock is then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the NASDAQ National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the NASDAQ National Market or such exchange on the next preceding day on which a sale occurred.

           (b) If the Company Stock is not then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

           (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (see Section 7.2) in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.


                                   ARTICLE 7
                               PURCHASE OF STOCK
                               -----------------

     7.1   Purchase of Company Stock.  A Participant who does not, prior to a
           -------------------------
Purchase Date, notify the Company that such Participant does not want to purchase any shares of Company Stock pursuant to the Plan or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, shall be deemed to elect to purchase the maximum number of whole shares of Company Stock purchasable with the amounts held in such Participant's Account, at the purchase price determined under Section 6.2 above and, on each Purchase Date, the Plan shall purchase such shares on behalf of such Participant." In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant's Account and carried forward to the next Offering Period.


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     7.2   Delivery of Company Stock.
           -------------------------

           (a) Company Stock acquired under the Plan shall be issued directly to a contract administrator ("Administrator") engaged by the Company to
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     administer the Plan under Article 9. All Company Stock so issued ("Plan
                               ---------                                ----
     Held Stock") shall be held in the name of the Administrator for the benefit
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     of the Plan. The Administrator shall maintain accounts for the benefit of the Participants that shall reflect each Participant's interest in the Plan Held Stock. Such accounts shall reflect the number of whole shares of Company Stock that are being held by the Administrator for the benefit of each Participant.

           (b) Where Company Stock is issued under this paragraph, only full shares of stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.


                                   ARTICLE 8
                                  WITHDRAWAL
                                  ----------

     8.1   In Service withdrawal.  At any time prior to the Purchase Date of an
           ---------------------
Offering Period, any Participant may withdraw the amounts held in his/her Account by executing and delivering to the Human Resources Department of the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant's Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Stock Purchase Agreement to the Human Resources Department of the Company.

     8.2   Termination of Employment.
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           (a)    In the event that a Participant's employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Account shall be paid to the Participant or his beneficiary, without interest.

           (b) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant's Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of his death prior to a Purchase Date under paragraph
     (a) above.

           (c) Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Committee (see Section 9.1) may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Committee shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Committee, the Committee, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.


                                   ARTICLE 9
                              PLAN ADMINISTRATION
                              -------------------

     9.1   Plan Administration.
           -------------------

           (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the "Board") for the
                                                                 -----
     Company, or a committee ("Committee") thereof. The Board or Committee shall
                               ---------
     have all powers necessary to supervise the administration of the Plan and control its operations.

           (b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

                    (i) To designate agents to carry out responsibilities relating to the Plan;

                    (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

                    (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                    (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

           (c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

     9.2   Limitation on Liability.  No Employee of the Company or member of the
           -----------------------
Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

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                                  ARTICLE 10
                                 COMPANY STOCK
                                 -------------

     10.1  Limitations on Purchase of Shares.  The maximum number of shares of
           ---------------------------------
Company Stock that shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment under Section 10.4 below. The shares of
                                            ------------
Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the
                                                -----------
Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

     10.2  Voting Company Stock.  The Participant will have no interest or
           --------------------
voting right in shares to be purchased under Section 6.1 of the Plan until such
                                             -----------
shares have been purchased.

     10.3  Registration of Company Stock.  Shares to be delivered to a
           -----------------------------
Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

     10.4  Changes in Capitalization of the Company.  Subject to any required
           ----------------------------------------
action by the shareholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

     10.5  Merger of Company.  In the event that the Company at any time
           -----------------
proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), then, to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights theretofore granted or substitute for such rights new rights covering the shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices, or (ii) the Plan and the rights theretofore granted shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue the Plan, or to substitute similar options for those under the Plan, then the Board of Directors or its committee shall cause written notice of the proposed action to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.


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                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     11.1  Amendment and Termination.  The Plan shall terminate on December 31,
           -------------------------
2008. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

           (a) Increase the number of shares of Company Stock that may be issued under the Plan;

           (b) Materially modify the requirements as to eligibility for participation in the Plan; or

           (c) Materially increase the benefits that accrue to Participants under the Plan.

     11.2  Shareholder Approval.  Continuance of the Plan and the effectiveness
           --------------------
of any right granted hereunder shall be subject to approval by the shareholders of the Company, within twelve months before or after the date the Plan is adopted by the Board.

     11.3  Benefits Not Alienable.  Benefits under the Plan may not be assigned
           ----------------------
or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Article 8.

     11.4  No Enlargement of Employee Rights.  This Plan is strictly a voluntary
           ---------------------------------
undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

     11.5  Governing Law.  To the extent not preempted by Federal law, all legal
           -------------
questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

     11.6  Non-business Days.  When any act under the Plan is required to be
           -----------------
performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.
                   -----------

     11.7  Compliance With Securities Laws.  Notwithstanding any provision of
           -------------------------------
the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.